UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2012

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Appointments

On January 10, 2012, Peter Giacalone resigned as Executive Chairman of the Board of Directors and President of UniTek Global Services, Inc. (the “Registrant” or “UniTek”) and C. Scott Hisey resigned as Chief Executive Officer of the Registrant, both by mutual agreement with the Board of Directors.  Mr. Hisey remains a member of the Registrant’s Board of Directors (the “Board”).

Following these resignations, Ronald J. Lejman, the Registrant’s Chief Financial Officer, and Dan Yannantuono, CEO of DirectSat USA, a subsidiary of the Registrant, were appointed to serve jointly as co-President and co-Chief Executive Officer, on an interim basis, with such joint roles referred to as the “Office of CEO.”

Mr. Lejman, age 43, has served as Chief Financial Officer of UniTek and its predecessor since 2008.  Prior to his tenure at UniTek, Mr. Lejman was Chief Financial Officer and Chief Operating Officer of Freedom Enterprises, a Mid-Atlantic commercial construction company.  He has been Chief Financial Officer of several global organizations: The Stanley Works Europe, Middle East and Africa, Stanley Bostitch and General Fiber Communications, and he served in a financial leadership capacity for GE Capital and Amoco.  Mr. Lejman received his undergraduate degree from the University of Illinois and Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management.

Mr. Yannantuono, age 38, has served as CEO of DirectSat USA, a key business unit of UniTek, since January 2010.  Prior to that, he served as President and Vice President of Operations for DirectSat beginning in 2005.  During his tenure, DirectSat has grown to become one of the largest contract partners for DIRECTV with over 2,000 technicians nationwide.  Prior to joining UniTek, Mr. Yannantuono was vice president of finance for one of the largest fulfillment contractors in the cable industry.  Mr. Yannantuono received his undergraduate degree in business and finance from Florida Atlantic University, and holds an MBA from Villanova University.

Separation Agreements

In connection with their resignations, Messrs. Giacalone and Hisey have each entered into a Separation of Employment Agreement and General Release with the Registrant (the “Giacalone Separation Agreement” and “Hisey Separation Agreement” as the case may be and, together, the “Separation Agreements”) dated as of January 10, 2012.  The Separation Agreements are attached hereto as Exhibits 99.1 and 99.3, respectively.

In accordance with Mr. Giacalone’s Employment Agreement, dated as of December 1, 2010, the Giacalone Separation Agreement provides that Mr. Giacalone will receive the following benefits in connection with his resignation:  (i) an amount equal to twenty-four (24) months of his base salary (based on the current annual rate of $463,500 per year), less applicable tax withholding, to be paid ratably, in equal installments in accordance with the Registrant’s normal payroll practices, beginning within thirty (30) days following the date of his resignation; (ii) his accrued Bonus (as defined in his Employment Agreement) for 2011, in an amount equal to $225,000 (a portion of which had been previously paid by the Registrant); (iii) twenty-four (24) months of continued COBRA coverage; and (iv) acceleration of his 75,000 currently unvested restricted stock units.

In accordance with Mr. Hisey’s Employment Agreement, dated as of December 1, 2010, the Hisey Separation Agreement provides that Mr. Hisey will receive the following benefits in connection with his resignation:  (i) an amount equal to twenty-four (24) months of his base salary (based on the current annual rate of $463,500 per year), less applicable tax withholding, to be paid ratably, in equal installments in accordance with the Registrant’s normal payroll practices, beginning within thirty (30) days following the date of his resignation; (ii) his accrued Bonus (as defined in his Employment Agreement) for 2011, in an amount equal to $225,000 (a portion of which had been previously paid by the Registrant); (iii) twenty-four (24) months of continued COBRA coverage; and (iv) acceleration of his 107,143 currently unvested restricted stock units.  In addition to these benefits, the Hisey Separation Agreement provides for the payment to Mr. Hisey of a bonus in the amount of one year’s salary ($463,500), less applicable tax withholding, in a single cash payment.

Pursuant to their Employment Agreements, which were previously filed with the Securities and Exchange Commission as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, their Separation Agreements indicate that Messrs. Giacalone and Hisey are bound by certain restrictive covenants, including non-compete and non-solicitation provisions.  Their Separation Agreements also contain releases by Messrs. Giacalone and Hisey of all claims against the Registrant, subject to certain enumerated exceptions.

Consulting Agreement

Mr. Hisey and the Registrant have also entered into a Consulting Agreement, dated as of January 13, 2012, which is attached hereto as Exhibit 99.2.  Pursuant to the Consulting Agreement, Mr. Hisey shall assist the Registrant, upon the written request of the Registrant, in pursuing certain business opportunities.  As compensation for his services under the Consulting Agreement, Mr. Hisey shall be entitled to receive cash amounts equal to 1% of any amounts paid to the Registrant or any of its subsidiaries from time to time for services rendered under Covered Contracts (as defined in the Consulting Agreement) entered into with respect Qualified Opportunities (as defined in the Consulting Agreement).  Such amounts shall be payable within 30 days following the end of the fiscal quarter in which the Registrant or its applicable subsidiary receives the relevant payments under the Covered Contracts.

Retention Agreements

The Registrant expects to enter into retention agreements with Messrs. Lejman and Yannantuano, as well as Elizabeth Downey, the Registrant’s Chief Administrative Officer.  Under the proposed retention agreements, Messrs. Lejman and Yannantuano and Ms. Downey will be entitled to receive cash payments of $350,000, $350,000 and $300,000, respectively, payable upon the earlier of (a) January 11, 2013 and (b) the date on which a permanent Chief Executive Officer is hired by the Registrant, all subject to the terms and conditions of the retention agreements.

Item 8.01.     Other Events.

On January 11, 2012, Michael F. O’Donnell, an independent member of the Registrant’s Board of Directors, was appointed by the Board to serve as its Non-Executive Chairman.

For his service as Non-Executive Chairman of the Board, Mr. O’Donnell’s Board compensation shall consist of $250,000 in cash, payable in accordance with the Registrant’s normal practices for non-management Board members; $100,000 in the form of RSUs that shall fully vest on December 31, 2012; $50,000 in cash payable upon the hiring of a permanent Chief Executive Officer for the Registrant;  and $50,000 in cash on December 31, 2012, provided that Mr. O’Donnell has updated the other members of the Board at least every other week regarding the operations of the Registrant.

Mr. O’Donnell, age 65, has been a member of the Board since December 2010, and is a financial expert with 40 years of experience in the audit and consulting industries.  He is the founding managing director of Protiviti, Inc., a global business consulting and internal audit firm specializing in risk, advisory and transaction services.  Previously, Mr. O’Donnell spent 33 years at Arthur Andersen LLP in risk consulting and audit services.  Mr. O’Donnell is a graduate of Central Michigan University where he received an Honorary Doctor of Commerce.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Separation of Employment Agreement and General Release, dated as of January 10, 2012, between the Registrant and C. Scott Hisey
99.2	Consulting Agreement, dated as of January 13, 2012, between the Registrant and C. Scott Hisey
99.3	Separation of Employment Agreement and General Release, dated as of January 10, 2012, between the Registrant and Peter Giacalone
99.4	Press Release of the Registrant, dated January 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: January 17, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer

EXHIBIT LIST

Exhibit No.	Exhibit Title
99.1	Separation of Employment Agreement and General Release, dated as of January 10, 2012, between the Registrant and C. Scott Hisey
99.2	Consulting Agreement, dated as of January 13, 2012, between the Registrant and C. Scott Hisey
99.3	Separation of Employment Agreement and General Release, dated as of January 10, 2012, between the Registrant and Peter Giacalone
99.4	Press Release of the Registrant, dated January 11, 2012